EXHIBITS 5.1.1, 8.1.1 AND 23.1.1


                          Stroock & Stroock & Lavan LLP
                                 180 Maiden Lane
                          New York, New York 10038-4982





April __, 2002



Asset Backed Securities Corporation
11 Madison Avenue
New York, New York 10010


Gentlemen:

We have acted as special counsel to Asset Backed Securities Corporation (the "Company"), in connection with a registration statement on Form S-3 (the "Registration Statement") relating to the proposed offering from time to time by one or more trusts in one or more series (each, a "Series") of Asset-Backed Certificates (the "Certificates") and Asset-Backed Notes (the "Notes," and, together with the Certificates, the "Securities"). The Registration Statement has been filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). As set forth in the Registration Statement, each Series of Securities will be issued under and pursuant to the conditions of a separate pooling and servicing agreement, master pooling and servicing agreement, pooling agreement, trust agreement or indenture (each, an "Agreement") among the Company, a trustee (the "Trustee") and where appropriate, one or more servicers (each, a "Servicer"), each to be identified in the prospectus supplement for such Series of Securities. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Registration Statement.

As such counsel, we have examined copies of the Certificate of Incorporation and By-Laws of the Company, the Registration Statement, each base prospectus (each a "Prospectus") and forms of prospectus supplement (each a "Prospectus Supplement") included therein, the form of each Agreement, and originals or copies of such other corporate minutes, records, agreements and other instruments of the Company, certificates of public officials and other documents and have made such examinations of law, as we have deemed necessary to form the basis for the opinions hereinafter expressed. In our examination of such materials, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies submitted to us. As to various matters material to the opinions set forth below, we have relied upon the representations and warranties in the form of Agreements and statements and certificates of officers and representatives of the Company and others.

Attorneys involved in the preparation of this opinion are admitted to practice law in the State of New York and we do not express any opinion herein concerning any law other than the federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware.

Based upon and subject to the foregoing, we are of the opinion that:

     1. When an Agreement for a Series of Securities has been duly and validly authorized, executed and delivered by all parties thereto for such Series, such Agreement will constitute a legal, valid and binding agreement of the Company, enforceable against the Company, in accordance with its terms, except as enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or other similar laws relating to or affecting creditors' rights generally or (b) general principles of equity or public policy, regardless of whether such enforceability is considered in a proceeding in equity or at law.

     2. When a Series of Securities has been duly and validly authorized by all necessary action on the part of the Company, duly and validly executed and authenticated by the applicable trustee for such Series in accordance with the terms of the related Agreement, and issued and delivered against payment therefor as contemplated in the Registration Statement, the Securities of such Series will be legally and validly issued, and the holders thereof will be entitled to the benefits of the related Agreement, except as enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or other similar laws relating to or affecting creditors' rights generally or (b) general principles of equity or public policy, regardless of whether such enforceability is considered in a proceeding in equity or at law.

     3. The statements set forth in each Prospectus under the caption "Material Federal Income Tax Consequences" to the extent they constitute matters of law or legal conclusions with respect thereto, are correct in all material respects.

To the extent that the description referred to in paragraph 3 above expressly states our opinion, or states that our opinion will be provided as to any series of Securities, we hereby confirm and adopt such opinion herein as such opinion may be supplemented as described in the related prospectus supplement. Please note that this paragraph applies only to those series of Securities for which our firm is named as counsel to the Company in the related prospectus supplement.

Our opinion expressed in paragraph 3 above is based upon our interpretations of current law, including court authority and existing final and temporary treasury regulations, which are subject to change both prospectively and retroactively, and upon the facts and assumptions discussed herein. This opinion letter is limited to the matters set forth herein, and no opinions are intended to be implied or may be inferred beyond those expressly stated herein. Our opinion is rendered as of the date hereof and we assume no obligation to update or supplement this opinion or any matter related to this opinion to reflect any change of fact, circumstances or law after the date hereof. In addition, our opinion is based on the assumption that the matter, if litigated, will be properly presented to the applicable court. Furthermore, our opinion is not binding on the Internal Revenue Service or a court. Our opinion represents merely our best legal judgment on the matters presented; others may disagree with our conclusion. There can be no assurance that the Internal Revenue Service will not take a contrary position or that a court would agree with our opinion if litigated. In the event any one of the statements, representations or assumptions we have relied upon to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

In rendering the foregoing opinions, we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York and the federal laws of the United States of America.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in a Prospectus, without implying or admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Commission issued thereunder, or come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,

/s/ Stroock & Stroock & Lavan LLP

STROOCK & STROOCK & LAVAN LLP